UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

COMM 2015-LC19 Mortgage Trust
(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

German American Capital Corporation
Ladder Capital Finance LLC
Cantor Commercial Real Estate Lending, L.P.
KeyBank National Association
(Exact names of sponsors as specified in their charters)

Delaware	333-193376-15	04-3310019
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

60 Wall Street	New York, New York	10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:	(212) 250-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 4, 2015, a series of mortgage pass-through certificates, entitled COMM 2015-LC19 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Certificates”), was issued by COMM 2015-LC19 Mortgage Trust, a New York common law trust (the “Issuing Entity”), pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2015 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor.

The Mortgage Loan identified as “Walgreens Portfolio” on Exhibit B to the Pooling and Servicing Agreement (the “Walgreens Portfolio Mortgage Loan”), which is an asset of the Issuing Entity, is part of a pari passu loan combination (the “Walgreens Portfolio Loan Combination”) that includes the Walgreens Portfolio Mortgage Loan and two other pari passu loans, which are not assets of the Issuing Entity (each, a “Walgreens Portfolio Pari Passu Companion Loan”). The Pooling and Servicing Agreement provides that the Walgreens Portfolio Loan Combination is to be serviced and administered (i) until the securitization of the Walgreens Portfolio Pari Passu Companion Loan designated as Note A-1 (the “Walgreens Portfolio Note A-1 Pari Passu Companion Loan”), under the Pooling and Servicing Agreement and (ii) from and after the securitization of the Walgreens Portfolio Note A-1 Pari Passu Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization. Subsequent to the COMM 2015-LC19 securitization transaction, the Walgreens Portfolio Note A-1 Pari Passu Companion Loan was split into a new Note A-1 (the “Walgreens Portfolio Note A-1”) and a Note A-3 (the “Walgreens Portfolio Note A-3”). The Walgreens Portfolio Note A-3 was included in the COMM 2015-CCRE23 securitization transaction.

On March 31, 2015, the Walgreens Portfolio Note A-1 was securitized pursuant to the Wells Fargo Commercial Mortgage Trust 2015-LC20 securitization transaction. As of such date, the Walgreens Portfolio Loan Combination, including the Walgreens Portfolio Mortgage Loan, is being serviced and administered under the Pooling and Servicing Agreement, dated as of March 1, 2015 (the “WFCM 2015-LC20 Pooling and Servicing Agreement”), between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian, Wilmington Trust, National Association, as trustee, and Trimont Real Estate Advisors, Inc., as trust advisor. The WFCM 2015-LC20 Pooling and Servicing Agreement is attached hereto as Exhibit 99.1.

As disclosed in the Prospectus Supplement filed by the Issuing Entity pursuant to Rule 424(b)(5) with respect to the Certificates on February 3, 2015 (the “Prospectus Supplement”), the terms and conditions of the WFCM 2015-LC20 Pooling and Servicing Agreement applicable to the servicing of the Walgreens Portfolio Mortgage Loan are substantially similar to the terms and conditions of the Pooling and Servicing Agreement, as described under “The Pooling and Servicing Agreement” in the Prospectus Supplement, applicable to the servicing of the other Mortgage Loans; however, the special servicing arrangements under the WFCM 2015-LC20 Pooling and Servicing Agreement differ in certain respects. For example, (1) the special servicing fee rate payable with respect to the Walgreens Portfolio Mortgage Loan to Rialto Capital Advisors, LLC under the WFCM 2015-LC20 Pooling and Servicing Agreement will be 0.25% per annum and Rialto Capital Advisors, LLC will be entitled to a minimum monthly special servicing fee of $3,500 in respect of specially serviced mortgage loans, (2) the work out fees payable with respect to the Walgreens Portfolio Mortgage Loan is 1.0% per annum, however the workout fee under the WFCM 2015-LC20 Pooling and Servicing Agreement does not have a maximum cap amount of $1,000,000 and (3) the liquidation fee rate payable with respect to the Walgreens Portfolio Mortgage Loan is 1.0% per annum, however if such rate would result in an aggregate liquidation fee less than $25,000 then the liquidation fee rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits:

99.1	Pooling and Servicing Agreement, dated as of March 1, 2015, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian, Wilmington Trust, National Association, as trustee, and Trimont Real Estate Advisors, Inc., as trust advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation By:/s/ Andrew Mullin Name: Andrew Mullin Title: Vice President By:/s/ Natalie Grainger Name: Natalie Grainger Title: Vice President

Date: July 13, 2015

 EXHIBIT INDEX

Exhibit Number	Description
99.1	Pooling and Servicing Agreement, dated as of March 1, 2015, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian, Wilmington Trust, National Association, as trustee, and Trimont Real Estate Advisors, Inc., as trust advisor.